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                                                                     EXHIBIT 8.1

              [LETTERHEAD OF MILBANK, TWEED, HADLEY & MCCLOY LLP]

                                                                 August 22, 2001

Tyson Foods, Inc.
2210 West Oaklawn Drive
Springdale, Arkansas 72762-6999

             Re: Tyson Foods, Inc. --
             Registration Statement on Form S-4

Ladies and Gentlemen:

   We have acted as special counsel to Tyson Foods, Inc., a Delaware corporation ("Tyson"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed by Tyson with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance of shares of Class A Common Stock of Tyson ("Tyson Class A Common Stock") in connection with the acquisition by Tyson of IBP, inc. ("IBP"), pursuant to the Agreement and Plan of Merger (the "Plan of Merger") dated as of January 1, 2001 among Tyson, IBP and Lasso Acquisition Corporation ("Lasso").

   This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Capitalized terms used in this opinion and not otherwise defined have the meanings given them in the Plan of Merger.

   In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, and representations contained in originals or copies certified or otherwise identified to our satisfaction of the Offer, the Plan of Merger, the other agreements made in connection with the Offer and the Plan of Merger, and other documents we have deemed necessary and appropriate.

   In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of those documents. We have also assumed the transactions related to the Offer and Merger will be consummated in accordance with the terms described in each document.

   The opinion set forth here is as of the date of this letter and is subject to the truth, accuracy and completeness as of the Effective Time of the representations stated here as being relied upon with respect to our opinion as to the Merger. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986 (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial authorities, Internal Revenue Service interpretive rulings, and other authorities we consider relevant. We caution that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change in the authorities upon which our opinion is based could affect our conclusions.

   Based upon and subject to the assumptions, representations and limitations described above, we are of the opinion that the statements in the discussion of United States Federal income tax matters contained in the IBP proxy under the heading "Material Federal Income Tax Consequences of the Merger" are, to the extent they concern matters of law or legal conclusions, correct in all material respects.

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   You should be aware that the opinions expressed above represent our conclusions as to the application of existing law, including the United States Internal Revenue Code, the Treasury Regulations (including proposed regulations) promulgated thereunder, the legislative history thereof and rulings and pronouncements of the United States Internal Revenue Service (the "IRS") to the transaction described above. No ruling has been sought from the IRS regarding the matters as to which we have expressed our opinion. Our opinion is not binding on the IRS and there can be no assurance that the Internal Revenue Service or a court will not adopt a position contrary to our opinion. There also can be no assurance that the law will not change. We undertake no obligation to update this opinion or otherwise advise you in the event there is a change in law or the relevant legal authorities. Finally, our opinion is limited to the tax matters expressly set forth above and we express no opinion on any other aspect of the Offer or Merger.

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein in connection therewith to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), and we do not thereby deem ourselves experts within the meaning of Section 11 of the Securities Act.

                                       Very truly yours,

                                       /s/ Milbank, Tweed, Hadley & McCloy LLP

DLP/RAJ

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